INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-94675 of Cel-Sci Corporation of our report dated November 17, 2000, incorporated by reference in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


Deloitte & Touche LLP

McLean, VA
August 24, 2001










CEL-SCI Post Effective S-3 (94675) 8-23-01